UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: August 25, 2016

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2016, George H. Barnes retired from the board of directors (the “Board”) of Calavo Growers, Inc. (“Calavo”). Mr. Barnes was an independent director of Calavo and, as a result of the retirement of Mr. Barnes, Calavo’s Board is no longer comprised of a majority of independent directors, as required by NASDAQ Listing Rule 5605(b)(1).

On August 26, 2016, in accordance with NASDAQ Listing Rules, Calavo notified NASDAQ of the effectiveness of Mr. Barnes’ retirement and the resulting non-compliance with NASDAQ Listing Rule 5605(b)(1). On August 29, 2016, Calavo received a notice from NASDAQ acknowledging the fact that Calavo does not meet the requirements of NASDAQ Listing Rule 5605(b)(1).

In accordance with Nasdaq Listing Rule 5605(b)(1)(A), Calavo has until the earlier of its next annual shareholders’ meeting or August 25, 2017 to regain compliance with Nasdaq Listing Rules. Calavo currently intends to hold its next annual shareholders’ meeting in April 2017.

The Board intends to identify a candidate to replace Mr. Barnes and to appoint a new director who satisfies the independence requirements of the Nasdaq Listing Rules prior to the expiration of the applicable cure period.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 3.01, on August 25, 2016, George H. Barnes retired from the Board of Calavo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

August 30, 2016

	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, and Chief Executive Officer (Principal Executive Officer)

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